TRAC Intermodal Reports Third Quarter 2014 Earnings

PRINCETON, N.J., Nov. 5, 2014 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, will present its third quarter 2014 earnings and financial results on Thursday, November 6, 2014 at 9:00 a.m. Eastern Standard Time. Dial in information for the conference call can be accessed as follows:

https://cossprereg.btci.com/prereg/key.process?key=PGLAYDWA6

Presentation materials to be used by management on the conference call are available on the "Investor Relations" section of the Company's website. The Company's financial statements are attached as an exhibit to this press release. An on-demand audio replay of the conference call will also be available on the Company's website within 24 hours of the call. This earnings announcement, as well as additional detailed financial information, is contained in the "Investor Relations" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is the world's largest provider of marine and domestic chassis, measured by total assets, operating throughout the United States, Canada and Mexico. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 276,000 chassis. TRAC Intermodal has a broad operating footprint with 630 marine, 167 domestic and 59 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K and our Registration Statement on Form S-4. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

Media Requests:
David Hamm
dhamm@tracintermodal.com
+1 609.986.0260

TRAC Intermodal LLC
211 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Dollars in Thousands)

	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$ 5,331	$ 11,843
Accounts receivable, net of allowance of $16,715 and $12,475, respectively	136,471	113,138
Net investment in direct finance leases	18,093	25,026
Leasing equipment, net of accumulated depreciation of $386,515 and $365,429, respectively	1,427,018	1,394,088
Goodwill	251,907	251,907
Other assets	42,995	45,908
Total assets	$ 1,881,815	$ 1,841,910

Liabilities and member's interest
Liabilities
Accounts payable	$ 14,244	$ 12,092
Accrued expenses and other liabilities	68,275	42,692
Deferred income taxes, net	96,447	99,331
Debt and capital lease obligations:
Due within one year	35,644	34,029
Due after one year	1,146,182	1,130,108
Total debt and capital lease obligations	1,181,826	1,164,137
Total liabilities	1,360,792	1,318,252

Commitments and contingencies	—	—

Member's interest
Member's interest	551,930	562,006
Accumulated other comprehensive loss	(30,907)	(38,348)
Total member's interest	521,023	523,658
Total liabilities and member's interest	$ 1,881,815	$ 1,841,910

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues
Equipment leasing revenue	$ 158,844	$ 125,488	$ 429,928	$ 345,002
Finance revenue	495	746	1,651	2,564
Other revenue	7,758	8,010	27,596	31,609
Total revenues	167,097	134,244	459,175	379,175

Expenses
Direct operating expenses	94,385	81,140	244,201	215,336
Selling, general and administrative expenses	21,293	14,737	62,406	41,998
Depreciation expense	18,942	18,161	54,219	53,124
Provision for doubtful accounts	3,579	3,727	10,696	8,434
Impairment of leasing equipment	932	1,065	3,249	3,629
Early retirement of leasing equipment	—	—	37,766	—
Loss on modification and extinguishment of debt and capital lease obligations	—	6	102	901
Interest expense	21,079	22,926	64,670	68,336
Interest income	(5)	(15)	(52)	(286)
Other (income) expense, net	(166)	94	(683)	(1,896)
Total expenses	160,039	141,841	476,574	389,576

Income (loss) before provision (benefit) for income taxes	7,058	(7,597)	(17,399)	(10,401)
Provision (benefit) for income taxes	896	(1,273)	(7,290)	(2,409)
Net income (loss)	$ 6,162	$ (6,324)	$ (10,109)	$ (7,992)

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in Thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$ (10,109)	$ (7,992)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,414	53,302
Provision for doubtful accounts	10,696	8,434
Amortization of deferred financing fees	5,014	4,609
Loss on modification and extinguishment of debt and capital lease obligations	102	901
Derivative loss reclassified into earnings	13,068	15,180
Ineffective portion of cash flow hedges	(63)	(60)
Impairment of leasing equipment	3,249	3,629
Early retirement of leasing equipment	37,766	—
Share-based compensation	654	873
Deferred income taxes, net	(8,072)	(2,336)
Other, net	(686)	(1,172)
Changes in assets and liabilities:
Accounts receivable	(33,791)	(52,106)
Other assets	(2,254)	(700)
Accounts payable	2,152	4,969
Accrued expenses and other liabilities	11,916	4,296
Net cash provided by operating activities	84,056	31,827

Cash flows from investing activities
Proceeds from sale of leasing equipment	7,594	5,961
Collections on net investment in direct finance leases, net of interest earned	3,586	4,262
Purchase of leasing equipment	(114,041)	(131,509)
Purchase of fixed assets	(2,163)	(3,617)
Net cash used in investing activities	(105,024)	(124,903)

Cash flows from financing activities
Proceeds from long-term debt	119,000	142,000
Repayments of long-term debt	(101,529)	(63,506)
Cash paid for debt issuance fees	(2,069)	(2,267)
Repurchase of indirect parent shares from employees	(630)	(509)
Net cash provided by financing activities	14,772	75,718

Effect of changes in exchange rates on cash and cash equivalents	(316)	(265)
Net decrease in cash and cash equivalents	(6,512)	(17,623)
Cash and cash equivalents, beginning of year	11,843	26,556
Cash and cash equivalents, end of period	$ 5,331	$ 8,933
Supplemental disclosures of cash flow information
Cash paid for interest	$ 54,665	$ 57,784
Cash paid for taxes, net	$ 945	$ 315